Exhibit 10.59

Vishay Intertechnology, Inc.
Form of Restricted Stock Unit Agreement
THIS AGREEMENT, made as of the Grant Date, between Vishay Intertechnology, Inc. (the "Company") and the Participant.
RECITALS
The Company has adopted and maintains the Vishay Intertechnology, Inc. 2007 Stock Incentive Program, as amended and restated, (the "Program") to enhance the long-term performance of the Company and to provide selected individuals with an incentive to improve the growth and profitability of the Company by acquiring a proprietary interest in the success of the Company.
            The Program provides that, with respect to Awards to members of the Board of Directors (the "Board") who are not Employees of the Company, the Board shall administer the Program, including the authority to determine the persons to whom awards will be granted and the amount and type of such awards.
The Board has determined that the purposes of the Program would be furthered by granting the Participant Restricted Stock Units as set forth in this Agreement.
The parties therefore agree as follows:
1.            Grant Schedule.  Certain terms of the grant of Restricted Stock Units are set forth on the Grant Schedule that is attached to, and is a part of, this Agreement.
2.            Grant of Restricted Stock Units.  Pursuant to, and subject to, the terms and conditions set forth herein and in the Program, the Board hereby grants to the Participant the number of Restricted Stock Units set forth on the Grant Schedule.
3.            Grant Date.  The Grant Date of the Restricted Stock Units is set forth on the Grant Schedule.
4.            Incorporation of Program.  All terms, conditions and restrictions of the Program are incorporated herein and made part hereof as if stated herein.  If there is any conflict between the terms and conditions of the Program and this Agreement, the terms and conditions of this Agreement will govern.  Except as otherwise provided herein, including the Grant Schedule, all capitalized terms used herein will have the meaning given to such terms in the Program.
5.            Vesting.  Subject to the further provisions of this Agreement, the Restricted Stock Units will vest as set forth on the Grant Schedule (each date on which Restricted Stock Units vest being referred to as a "Vesting Date").
6.            Transferability.  The Restricted Stock Units are not transferable or assignable otherwise than by will or by the laws of descent and distribution.  Any attempt to transfer Restricted Stock Units, whether by transfer, pledge, hypothecation or otherwise and whether voluntary or involuntary, by operation of law or otherwise, will not vest the transferee with any interest or right in or with respect to such Restricted Stock Units.

7.            Termination of Membership on the Board.   If:
            (a) The membership of the Participant on the Board is terminated prior to the Vesting Date and such termination of membership is a "separation from service" within the meaning of section 409A of the Code and applicable Treasury Regulations issued under section 409A; and
            (b) The Participant is not removed from membership on the Board for Cause;
The Restricted Stock Units will vest upon such termination, provided that (i) the number of Restricted Stock Units that vest will be reduced pro-rata to the extent of the vesting period not served by the Participant on the Board and (ii) to the extent compliance with the requirements of Treasury Regulation § 1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under section 409A of the Code to the issuance of Shares to the Participant, then any issuance of Shares to the Participant that would otherwise be made during the six-month period beginning on the date of the Participant's termination of membership on the Board will be deferred and delivered to the Participant immediately following the lapse of such six-month period.
Except as set forth in this Section 7, all unvested Restricted Stock Units shall be forfeited as of termination.
8.            Designation of Beneficiary.  The Participant has the right to designate in writing from time to time a beneficiary or beneficiaries for any Award by filing a written notice of such designation with the Board.  If the Participant's beneficiary predeceases the Participant and no successor beneficiary is designated, or if no valid designation has been made, the Participant's beneficiary will be the Participant's estate.  In such an event, no payment will be made unless the Board will have been furnished with such evidence as the Board may deem necessary to establish the validity of the payment.
9.            Issuance of Shares.
(a)            On each Vesting Date, or, upon or following termination of membership on the Board as provided in Section 7, the Company shall issue to the Participant, whether by means of stock certificates or book entry registration, a number of shares of common stock of the Company ("Common Stock") equal to the number of Restricted Stock Units granted hereunder that have vested as of such date.
(b)            The Company may require as a condition of the issuance of shares of Common Stock, pursuant to Section 9(a) hereof, that the Participant remit to the Company an amount sufficient in the opinion of the Company to satisfy any federal, state and other governmental tax withholding requirements related to the issuance of such shares.  The Board, in its sole discretion, may permit the Participant to satisfy such obligation by delivering shares of Common Stock or by directing the Company to withhold from delivery shares of Common Stock, in either case valued at their Fair Market Value on the applicable Vesting Date, with fractional shares being settled in cash.

(c)            The Participant will not be deemed for any purpose to be, or have rights as, a stockholder of the Company by virtue of the grant of Restricted Stock Units, until shares of Common Stock are issued in settlement of such Restricted Stock Units pursuant to Section 9(a) hereof.  Upon the issuance of a stock certificate or the making of an appropriate book entry on the books of the transfer agent, the Participant will have all of the rights of a stockholder.
10.            Securities Matters.  The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended (the "1933 Act") of any interests in the Program or any shares of Common Stock to be issued thereunder or to effect similar compliance under any state laws.  The Company shall not be obligated to cause to be issued any shares, whether by means of stock certificates or appropriate book entries, unless and until the Company is advised by its counsel that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded.  The Board may require, as a condition of the issuance of shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that any certificates bear such legends and any book entries be subject to such electronic coding or stop order, as the Board, in its sole discretion, deems necessary or desirable.  The Participant specifically understands and agrees that the shares of Common Stock, if and when issued, may be "restricted securities," as that term is defined in Rule 144 under the 1933 Act and, accordingly, the Participant may be required to hold the shares indefinitely unless they are registered under such Act or an exemption from such registration is available.
11.            Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, will impair any such right, power or remedy of such party, nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, must be in a writing signed by such party and will be effective only to the extent specifically set forth in such writing.
12.            Right of Discharge Preserved.  Nothing in this Agreement confers upon the Participant the right to continue in the employ or other service of the Company, or affect any right which the Company may have to terminate such employment or service.
13.            Integration.  The Program and this Agreement, including the Grant Schedule, contains the entire understanding of the parties with respect to its subject matter.  There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein.  This Agreement, including, without limitation, the Program, supersedes all prior agreements and understandings between the parties with respect to its subject matter.
14.            Counterparts.  This Agreement may be executed in two or more counterparts, each of which is deemed an original, but all of which constitute one and the same instrument.
15.            Governing Law.  This Agreement is governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the provisions governing conflict of laws.
16.            Participant Acknowledgment.  The Participant hereby acknowledges receipt of a copy of the Program and has carefully read and understands this Agreement and the Program.  The Participant hereby acknowledges that all decisions, determinations and interpretations of the Compensation Committee in respect of the Program, and the Board with respect to this Agreement and the Restricted Stock Units, are final and conclusive.
The parties are signing this Agreement on the date stated in the introductory paragraph.

VISHAY INTERTECHNOLOGY, INC.

By:
Name:	Peter G. Henrici
Title:	Sr. Vice President, Corporate Secretary

[Participant Name]

Grant Schedule
Participant's name:	[Participant Name]

Grant Date:

1.Number of Restricted Stock Units granted:
2.Vesting Date:	[1]
In the event of a Change in Control, all of such outstanding RSUs will immediately vest.

Notwithstanding the foregoing, no Restricted Stock Units subject to this Agreement shall vest unless the Participant has complied with all applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").  If the Restricted Stock Units subject to this Agreement would have vested pursuant to this Agreement but did not vest solely because the Participant was not in compliance with all applicable provisions of the HSR Act, the Vesting Date for such Restricted Stock Units shall occur on the first date following the date on which such Restricted Stock Units would otherwise have vested pursuant to this Agreement on which the Participant has complied with all applicable provisions of the HSR Act.

3. Issuance Date:
VISHAY INTERTECHNOLOGY, INC.
By:
Name:	Peter G. Henrici
Title:	Sr. Vice President, Corporate Secretary

[Participant Name]

1 Subject to the terms of this Restricted Stock Unit Agreement.